UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

HEELYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33182	75-2880496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006	75006
(Address of principal executive offices)	(Zip Code)

(214) 390-1831
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 24, 2013, Heelys, Inc., a Delaware corporation (“Heelys”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 7, 2012, by and among Heelys, Sequential Brands Group, Inc., a Delaware corporation (“Sequential”), and Wheels Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Sequential (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub merged with and into Heelys, with Heelys surviving the Merger as a wholly owned subsidiary of Sequential.  A copy of the press release issued by Sequential on January 25, 2013, announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

In accordance with the Merger Agreement, upon the closing of the Merger, each share of common stock, par value $0.001 per share, of Heelys issued and outstanding immediately prior to the effective time of the Merger (the “Common Stock”) (other than shares of Common Stock owned by Sequential, Merger Sub, any other subsidiary of Sequential, Heelys or any subsidiary of Heelys, and shares of Common Stock held by the stockholders of Heelys, if any, who have properly demanded and validly perfected their statutory rights of appraisal with respect to the Merger), was automatically cancelled and converted into the right to receive an amount in cash equal to $2.25 (the “Per Share Merger Consideration”), without interest and less any applicable withholding taxes.

In connection with the closing of the Merger, Sequential contributed cash to Merger Sub in an amount which, together with the cash held by the Company, was sufficient to pay, among other things, the aggregate Per Share Merger Consideration, or approximately $62.9 million, to the stockholders of Heelys in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Heelys with the Securities and Exchange Commission (the “Commission”) on December 10, 2012), and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Upon the closing of the Merger, Heelys became a wholly owned subsidiary of Sequential. In connection with the completion of the Merger, Heelys informed The Nasdaq Capital Market of the Merger and requested that trading in the Common Stock be suspended.  As such, the Common Stock has been withdrawn from quotation on The Nasdaq Capital Market.  The Company intends to file a Form 15 with the Commission to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Nasdaq Capital Market has filed a Form 25 with the Commission to suspend Heelys’ reporting obligations under the Exchange Act.

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Item 5.01	Change in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger became effective on January 24, 2013, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into Heelys.  As a result of the Merger, Heelys became a wholly owned subsidiary of Sequential.  The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, each of the directors and officers of Heelys immediately prior to the effective time of the Merger resigned as directors and officers of Heelys.  Following the Merger, Yehuda Shmidman and Gary Klein were appointed as the directors and as Chief Executive Officer and Chief Financial Officer, respectively, of Heelys.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of Heelys were amended and restated.  The amended and restated certificate of incorporation and amended and restated bylaws of Heelys are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated December 7, 2012, by and among Sequential Brands Group, Inc., Wheels Merger Sub Inc. and Heelys, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of Heelys dated December 10, 2012)

3.1	Amended and Restated Certificate of Incorporation of Heelys, Inc.

3.2	Amended and Restated Bylaws of Heelys, Inc.

99.1	Press Release, dated January 25, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEELYS, INC.

	By:	/s/ Yehuda Shmidman
Yehuda Shmidman
Chief Executive Officer

Dated: January 25, 2013

[Signature Page to Merger Approval and Consummation Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated December 7, 2012, by and among Sequential Brands Group, Inc., Wheels Merger Sub Inc. and Heelys, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of Heelys dated December 10, 2012)

3.1	Amended and Restated Certificate of Incorporation of Heelys, Inc.

3.2	Amended and Restated Bylaws of Heelys, Inc.

99.1	Press Release, dated January 25, 2013